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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Noble Energy, Inc. for the registration of $200,000,000 of 5.25% Notes due 2014 and to the incorporation by reference therein of our report dated January 28, 2004, with respect to the financial statements of Atlantic Methanol Production Company, LLC included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                Ernst & Young LLP

May 26, 2004
Dallas, Texas